Exhibit 3.1

FIRST AMENDMENT TO

BYLAWS

OF

APPLIANCE RECYCLING CENTERS OF AMERICA, INC.

In accordance with resolutions adopted by the Board of Directors of Appliance Recycling Centers of America, Inc. (the “Company”), the Bylaws of the Company, adopted March 12, 2018 (the “Bylaws”) are hereby amended as set forth in this First Amendment to Bylaws, effective December 26, 2018.

AMENDMENT

1.       Section 3.13 of the Bylaws is hereby amended and restated in its entirety as follows:

Section 3.13) [Reserved.]

2.       Except as amended hereby, all terms and provisions of the Bylaws shall remain in full force and effect.

CERTIFICATION OF BYLAWS

The foregoing First Amendment to Bylaws of Appliance Recycling Centers of America, Inc., together with the Bylaws of Appliance Recycling Centers of America, Inc., are the Bylaws of the Company, and are certified to have been adopted by the Board of Directors of the Corporation effective as of the 26th day of December, 2018.

/s/ Michael J. Stein
Michael J. Stein, Secretary